SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
SecuritiesExchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Confidential, For Use of the Commission Only

[ ]	Definitive Proxy Statement		(as permitted by Rule14a-6(e)(2))

[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

THERASENSE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Filed by TheraSense, Inc. pursuant to Rule 14a-12
of the Securities and Exchange Act

     The following is the text of an email message from Nan Watanabe of TheraSense, Inc. sent to all employees of TheraSense, Inc. on January 13, 2004:

     We're having one more information session to discuss the merger with Abbott Laboratories. Please attend if you were unable to attend one of the morning sessions. The 1:00 pm session will be in Heller.

     In connection with the proposed merger, TheraSense will file a proxy statement and other relevant documents with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS WILL HAVE ACCESS TO FREE COPIES OF THE PROXY STATEMENT (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY THERASENSE AND ABBOTT THROUGH THE SEC WEB SITE AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM THERASENSE BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, THERASENSE, INC., 1360 SOUTH LOOP ROAD, ALAMEDA, CA 94502; PHONE (510) 749-5400. DOCUMENTS FILED WITH THE SEC BY ABBOTT MAY ALSO BE OBTAINED FOR FREE (WHEN AVAILABLE) FROM ABBOTT BY DIRECTING A REQUEST TO: INVESTOR RELATIONS, ABBOTT LABORATORIES, 100 ABBOTT PARK, ROAD, ABBOTT PARK, IL 60064; PHONE (847) 937-7300.

     TheraSense, Abbott and their respective directors, executive officers, certain members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of TheraSense's stockholders and their interests in the solicitation will be set forth in the proxy statement when it is filed with the SEC.

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